   As filed with the Securities and Exchange Commission on September 6, 2000

                                             Registration No. 333-______________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                           KING PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

       TENNESSEE                                        54-1684963
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                501 Fifth Street
                            Bristol, Tennessee 37620
                    (Address of principal executive offices)


                       1989 INCENTIVE STOCK OPTION PLAN OF
                         JONES MEDICAL INDUSTRIES, INC.

                         JONES MEDICAL INDUSTRIES, INC.
                            1994 INCENTIVE STOCK PLAN

                         JONES MEDICAL INDUSTRIES, INC.
                            1997 INCENTIVE STOCK PLAN
                           (Full Titles of the Plans)

                                 John M. Gregory
                                501 Fifth Street
                            Bristol, Tennessee 37620
                                 (423) 989-8000
            (Name, address and telephone number of agent for service)


                                (with copies to:)
                                 Linda M. Crouch
                       Baker, Donelson, Bearman & Caldwell
                         207 Mockingbird Lane, 3rd Floor
                          Johnson City, Tennessee 37604

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                                 PROPOSED MAXIMUM
                                                              PROPOSED MAXIMUM       AGGREGATE          AMOUNT OF
                                              AMOUNT TO BE     OFFERING PRICE         OFFERING         REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED          REGISTERED(1)       PER SHARE             PRICE              FEE
---------------------------------------------------------------------------------------------------------------------
1989 Incentive Stock Option Plan:

     Common stock issuable upon
       exercise of outstanding
       options, no par value, including
       preferred stock purchase rights........     403,721         $10.47 (2)         $ 4,226,958         $ 1,115

=====================================================================================================================

1994 Incentive Stock Plan:

     Common stock issuable upon
       exercise of outstanding
       options, no par value, including
       preferred stock purchase rights........   2,358,520         $ 6.12 (2)         $14,434,142         $ 3,810
=====================================================================================================================

1997 Incentive Stock Plan:

     Common stock issuable upon
       exercise of outstanding
       options, no par value, including
       preferred stock purchase rights........   1,156,249         $13.90 (2)         $16,071,861         $ 4,242

=====================================================================================================================

                 TOTAL........................   3,918,490                                                $ 9,167
=====================================================================================================================

(1) This Registration Statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

         1. The Registrant's Annual Report on Form 10-K, filed March 30, 2000 for the year ended December 31, 1999 (excluding the financial statements, which were restated on a Current Report on Form 8-K, filed June 23, 2000).

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

         3. The Registrant's Current Reports on Form 8-K filed February 28, April 20, April 21, June 23, June 30, July 18, and September 1, 2000.

         4. The description of the Common Stock contained in the Company's Registration Statement on Form S-1, Registration Number 333-38753 filed on October 24, 1997 with the Commission pursuant to the Securities Act of 1933, as amended.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         No response to this item is required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         No response to this item is required.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Tennessee Business Corporation Act (the "Act") provides financial protection by the corporation for its directors, officers and employees against liabilities and expenses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred by them in proceedings arising out of their position with the corporation.

         Under the Act's permissive indemnification provisions, a corporation has the authority to indemnify a director against liability incurred in a proceeding if the director conducted himself in good faith and in a manner he reasonably believed to be in the corporation's best interests. In the case of criminal proceedings, the director must have no reasonable cause to believe his conduct was unlawful. Permissive indemnification is allowed even if the director is not wholly successful in the proceeding. Indemnification is, however, prohibited in derivative actions in which the director is adjudged liable and in situations in which the director is found liable on the basis that a personal benefit was improperly received by him. The Act also provides that unless limited by its charter, a corporation must indemnify a director who is wholly successful on the merits or otherwise in the defense of a proceeding against reasonable expenses incurred in connection with the proceeding. In addition to providing indemnification for liabilities for which the director is held liable, the Act also provides that a corporation may advance expenses incurred by a director if the director can furnish a written statement of his good faith belief that he acted in an appropriate manner and undertakes to repay the amount advanced if it is ultimately determined that he was not entitled to indemnification.

         The Act contains provisions extending indemnification to officers, employees and agents of the corporation. The Act states that a corporation may also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors or contract.

         The Company's Charter and Bylaws provide for indemnification of directors, officers, employees and agents to the fullest extent allowed for by Tennessee law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         No response to this item is required.

ITEM 8.  EXHIBITS

Exhibit
Number           Description
------           -----------

4.1 Second Amended and Restated Charter of King Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.1(a) of the Company's Registration Statement on Form S-1, Registration Number 333-38753 filed on October 24, 1997 with the Commission pursuant to the Securities Act of 1933, as amended).

4.2 Articles of Amendment to the Second Amended and Restated Charter of King Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2000, filed with the Commission on August 14, 2000).

4.3               Amended and Restated Bylaws of King Pharmaceuticals, Inc.
                  (incorporated herein by reference to Exhibit 3.2(a) of the Company's Registration Statement on Form S-1, Registration Number 333-38753 filed on October 24, 1997 with the Commission pursuant to the Securities Act of 1933, as amended).

4.4 Form of Rights Agreement by and between King Pharmaceuticals, Inc. and Union Planters National Bank (incorporated herein by reference from Exhibit 4.2 of the Company's Registration Statement on Form S-1, Registration Number 333-38753 filed on October 24, 1997 with the Commission pursuant to the Securities Act of 1933, as amended).

4.5               1989 Incentive Stock Option Plan of Jones Medical Industries,
                  Inc.

4.6               Jones Medical Industries, Inc. 1994 Incentive Stock Plan

4.7               Jones Medical Industries, Inc. 1997 Incentive Stock Plan

5                 Opinion of Baker, Donelson, Bearman & Caldwell

23.1              Consent of Baker, Donelson, Bearman & Caldwell (contained in
                  Exhibit 5 hereof).

23.2              Consent of PricewaterhouseCoopers LLP.

24                Power of attorney (contained in the signature page hereof).

ITEM 9.  UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "1933 Act"), each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Tennessee, on September 6, 2000.


                                    KING PHARMACEUTICALS, INC.



                                    By: /s/ John M. Gregory
                                        ----------------------------------------
                                        John M. Gregory
                                        Chairman of the Board and
                                        Chief Executive Officer



                                    By: /s/ Brian G. Shrader
                                        ----------------------------------------
                                        Brian G. Shrader
                                        Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Gregory, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                                      Date
---------                          -----                                      ----


/s/ John M. Gregory                Chairman of the Board and Chief            September 6, 2000
------------------------------     Executive Officer
John M. Gregory

/s/ Joseph R. Gregory              Vice Chairman of the Board                 September 6, 2000
------------------------------     and Director
Joseph R. Gregory


------------------------------     President and Director                     September __, 2000
Jefferson J. Gregory


------------------------------     President, International Division,         September __, 2000
Ernest C. Bourne                   and Director

/s/ Richard C. Williams            Vice Chairman of the Board                 September 6, 2000
------------------------------     and Director
Richard C. Williams


/s/ Earnest W. Deavenport, Jr.     Director                                   September 6, 2000
------------------------------
Earnest W. Deavenport, Jr.

/s/ Frank W. DeFriece, Jr.         Director                                   September 6, 2000
------------------------------
Frank W. DeFriece, Jr.

/s/ G. Andrew Franz                Director                                   September 6, 2000
------------------------------
G. Andrew Franz

------------------------------     Director                                   September __, 2000
D. Gregory Rooker